Exhibit 10.1

SEPARATION AND GENERAL RELEASE AGREEMENT

This Separation and General Release Agreement (the “Agreement”) is entered into by and between IDW Media Holdings, Inc. (the “Company”) and Allan Grafman (“Employee”) (individually, each a “Party” and collectively, the “Parties”), and the Parties agree to the terms and conditions set forth below:

1. Employee’s employment with the Company terminated effective as of 11:59 p.m. (EDT) on May 1, 2023 (the “Separation Date”). Following the Separation Date, other than Employee’s dental and vision insurance coverage, which shall continue through May 31, 2023, Employee shall not be eligible to participate in, or be covered by, any employee benefit plan or program offered by or through the Company and Employee shall not receive any benefits or payments from the Company except as specifically set forth in this Agreement. Regardless of whether Employee signs this Agreement, Employee will be provided notice of Employee’s rights pursuant to the terms and conditions of the Consolidated Omnibus Budget Reconciliation Act, or comparable state law, as applicable (“COBRA”).

2. Obligations of the Company; Equity.

a. The Company shall pay to Employee the total amount of Three Hundred Thousand Dollars ($300,000) (the “Separation Pay”), which will be paid to Employee less applicable taxes and withholdings as follows: (1) $75,000 (the “Initial Payment”) will be paid to Employee less applicable taxes and withholding within seven (7) days following the Effective Date of this Agreement (as defined in Section 6.g. below) and (ii) $225,000 will be paid to Employee less applicable taxes and withholdings in fourteen (14) substantially equal bi-weekly installments in accordance with the Company’s regular payroll schedule beginning with the payroll date following the date on which the Initial Payment is made. The payments shall be made to Employee via direct deposit to the account to which Employee’s last payroll payment was made unless he designates another account in writing. The Company represents and warrants to Employee that it has sufficient funds available to pay the Separation Pay as provided for herein. In the event of a failure of the Company to pay the Separation Pay as provided herein in breach of its obligation, the Company shall pay all reasonable costs of collection incurred by Employee (including reasonable attorneys’ fees and expenses), arising as a result of any such default.

b. Upon the Effective Date, options to purchase 26,399 shares of the Company’s Class B common stock, par value $0.01 per share, granted pursuant to that certain Option Agreement dated August 30, 2022 (the “Option Agreement”) that are currently unvested shall immediately vest and become exercisable and all other unvested options granted pursuant to the Option Agreement shall terminate. All other terms of the Option Agreement shall remain in full force and effect and not be impacted by this provision.

Employee acknowledges and agrees that the forgoing each constitute good and sufficient consideration for this Agreement, including the release contained herein.

3. Obligations of Employee.

a. Employee, on behalf of Employee, Employee’s heirs, executors, administrators, successors, and assigns and all persons who may have a cause of action through Employee (collectively, “Releasors”), to the maximum extent permitted by law, completely and forever releases the Company and its past, present and future direct and indirect parent companies, controlling or majority stockholders, partners, divisions, subsidiaries, affiliates, trustees, corporations under common control or ownership, business partners, and each of their current and former officers, directors, shareholders, members, attorneys, insurers, agents, and employees, and each of their predecessors, successors, and assigns, and all related persons, individually and in their official capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively, “Releasees”), from any and all claims, demands, actions, and liabilities, known or unknown, including without limitation any claims arising out of Employee’s former employment with the Company and/or Employee’s separation therefrom, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. § 1981; the Age Discrimination in Employment Act (“ADEA”), as amended, and the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act, as amended; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act of 1973, as amended; the Equal Pay Act, as amended; the Occupational Safety and Health Act; the Consolidated Omnibus Budget Reconciliation Act; the Genetic Information Non-Discrimination Act of 2008; the Pregnancy Discrimination Act of 1978; the Immigration Reform and Control Act; the Workers Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the New Jersey Law Against Discrimination (N.J.S.A. 10:5-1 et seq.); the New Jersey Conscientious Employee Protection Act (N.J.S.A. 34:19-1 et seq.); the New Jersey Wage Payment Law; the New Jersey Wage and Hour Law; the New Jersey Equal Pay Act; the New Jersey Earned Sick Leave Law; the New Jersey Family Leave Act; retaliation claims under the New Jersey Workers’ Compensation Law; any other applicable laws, statutes, local ordinances, rules, and regulations (including without limitation any New Jersey, New York, and New York City laws, statutes, ordinances, rules, and regulations); and all laws that govern discrimination, including without limitation discrimination based on religion, color, race, sex, pregnancy, sexual harassment, national origin, marital status, genetic information, age, retaliation, handicap, and/or disability, all as amended; and any other statutory, common law, or public policy claim, including without limitation any tort claim (including without limitation any claim for misrepresentation or fraud, assault, battery, intentional infliction of emotional distress, tortious interference with employment, defamation, invasion of privacy, negligence, or negligent hiring, retention, or supervision), any contract claim (including without limitation any claim arising out of the Employment Agreement between the Parties entered into on August 19, 2022), and any employment law claim (including without limitation any claim concerning recruitment, hiring, termination, retaliation, severance pay, stock options, whistleblowing, compensation, sick leave, holiday pay, vacation pay, fringe benefits, discrimination and/or harassment); whether federal, state, or local; whether in law or in equity; whether of any type whatsoever arising from the beginning of the world to the date of Employee’s execution of this Agreement. Employee expressly intends this release to reach to the maximum extent permitted by law. The above list of statutes is meant to be illustrative, not exhaustive. However, nothing in this Agreement shall be construed to prevent Employee from enforcing Employee’s rights under this Agreement, filing a claim to collect any benefits available to Employee under the applicable state Unemployment Compensation or Worker’s Compensation laws, asserting claims for accrued, vested benefits under any employee benefit plans in accordance with the terms of such plans and applicable law, or pursuing claims which by law cannot be waived by signing this Agreement. If any claim is not subject to release, to the extent permitted by law, Releasors waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective, or multi-party action or proceeding based on such a claim in which Releasees are a party.

b. Employee agrees and acknowledges that the consideration provided for in this Agreement exceeds any payments, benefit, or thing of value to which Employee might otherwise be entitled to from the Company under any contract, policy, plan, procedure, or otherwise.

c. Employee agrees, to the maximum extent permitted by law, not to disclose any information regarding the underlying facts leading up to this Agreement, except to his spouse/significant other, tax advisor(s)/accountant(s), and/or attorney(s). Employee further agrees, to the maximum extent permitted by law, not to make, or induce or cause any other person or entity to make, negative statements or communications disparaging the Company or its subsidiaries, affiliates, officers, directors, managers, shareholders, members, agents, business, practices, services, or products. Responding to legal process, required governmental testimony or filings, or administrative proceedings (including, without limitation, depositions in connection with such proceedings), or making disclosures that cannot be prohibited pursuant to applicable federal, state, or local law will not violate the obligations of this paragraph.

d. Employee acknowledges that he understands that notwithstanding the foregoing, nothing in this Agreement precludes Employee from filing a charge with the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any comparable federal, state, or local governmental agency or testifying, assisting, or participating in any investigation, hearing, or proceeding conducted by such agency. However, to the maximum extent permitted by law, Employee, for Employee and the Releasors, waives any right to monetary or other recovery should any claim be pursued by any person, organization, or other entity against Releasees on their behalf arising out of or related to Employee’s employment with or separation from the Company. Employee further acknowledges that Employee understands that nothing in this Agreement or any other agreement with the Company limits Employee’s ability to communicate with the Securities Exchange Commission or otherwise participate in any investigation or proceeding that may be conducted by the Securities Exchange Commission, including providing documents or other information, without notice to the Company, nor limits Employee’s right to receive an award for information provided to the Securities Exchange Commission.

e. Employee agrees to furnish such information and assistance to the Company as may be reasonably requested by the Company in connection with any issues or matters of which Employee had knowledge during Employee’s employment with the Company, including without limitation, taking all action necessary or reasonably requested in order to ensure an orderly transition of Employee’s prior duties to other employees of the Company. Further, Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations, or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

f. Employee warrants that neither Employee, nor anyone acting on Employee’s behalf, has filed any civil action, suit, arbitration, administrative charge, or legal proceeding, whether in court, in an arbitral forum, or with an administrative agency, against any of the Releasees. Employee warrants that Employee has not made any claim or allegations to the Company related to discrimination, retaliation, or harassment. Employee acknowledges that Employee has received all wages, bonuses, and compensation to which Employee was entitled by virtue of Employee’s former employment with the Company, as well as any and all paid time off, leave or other benefits to which Employee may have been entitled by virtue of Employee’s former employment with the Company. Employee affirms Employee has no known workplace injuries or occupational diseases. Employee further warrants that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company, including any allegations of corporate fraud.

g. Employee represents and warrants that as of the Company’s receipt of this Agreement fully executed by Employee, Employee has returned to the Company all Company confidential and proprietary information, technical data, trade secrets, and/or know-how embodied in any medium that was in his possession and has returned to the Company all other property belonging to the Company.

h. Any claim or counterclaim by the Company to enforce this Agreement shall not be deemed retaliatory.

4. No Admission of Liability.

The parties acknowledge that this Agreement is not an admission of liability or wrongdoing by anyone, and all parties deny any wrongdoing or violation of law.

5. Consultation with an Attorney.

Employee expressly acknowledges that Employee has been advised to consult with an attorney before signing this Agreement.

6. General Terms.

a. The parties affirm that the terms stated in this Agreement are the only consideration for them to sign this Agreement, and no other promise or agreement of any kind has been made to or with them by any person or entity whomsoever to cause them to execute this Agreement, and that they fully understand the meaning and intent of this Agreement, including but not limited to its final and binding effect. Except for those provisions of the Non-Disclosure and Non-Competition Agreement between the Parties effective August 29, 2022 that are, by their terms, intended to survive termination of employment, which shall remain in full force and effect, this Agreement contains the entire agreement between the parties and replaces any and all prior contracts, agreements, or understandings between the parties arising out of or relating to the employment of Employee and the separation of Employee’s employment. This Agreement may only be changed in a writing signed by both the Company and Employee.

b. This Agreement shall be construed, enforced and interpreted in accordance with the laws of the State of New Jersey, without regard to New Jersey’s conflict of laws principles, and the exclusive venue for any action to enforce or construe the Agreement shall be in federal or state court in Essex County, New Jersey. It is agreed that each party irrevocably consents to the exercise of personal jurisdiction over such party by such courts, agrees that venue shall be proper in such courts, and irrevocably waives and releases any and all defenses based on lack of personal jurisdiction, improper venue or forum non conveniens.

c. Internal Revenue Code Section 409A. The intent of the parties is that payments and benefits under this Agreement (i) either comply with, or are exempt from, Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (“Section 409A”), and (ii) are exempt from the requirement under Treasury Regulation Section 1.409A-3(i)(2)(i), relating to a six-month delay in payment of deferred compensation to a “specified employee” (as defined in Treasury Regulation Section 1.409A-1(i)) because Employee is not a “specified employee” and/or the payments hereunder are exempt from Section 409A. Accordingly, to the maximum extent permitted, this Agreement shall be construed, interpreted and administered in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. Employee understands and agrees that Employee shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by Employee on account of non-compliance with Section 409A.

d. The invalidity or unenforceability of any provision herein shall not affect the validity or enforceability of any other provision herein. If a court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal, or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, necessary so that it is valid, legal, and enforceable, and the other provisions of this Agreement shall continue in full force and effect; provided, if a court of competent jurisdiction determines that any provision of this Agreement cannot be made enforceable, it shall be severed without affecting the validity or enforceability of any other provision of this Agreement, and further provided that if such provision is a release or covenant set forth in paragraph 3 of this Agreement, Employee agrees to execute a release or covenant of comparable scope that is legal and enforceable. Without limiting the generality of the foregoing, if any one or more of the provisions contained in this Agreement is determined by a court of competent jurisdiction to be excessively broad as to duration, geographical area, scope, activity or subject, or is unreasonable or unenforceable under applicable law, such provisions will be construed by limiting, reducing, modifying, or amending them so as to be enforceable to the maximum extent permitted by such applicable law. If this Agreement is held unenforceable to any extent in any jurisdiction, such holding will not impair the enforceability of the Agreement in any other jurisdiction.

e. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors, and assigns.

f. This Agreement may be executed in counterparts, and if so executed each such counterpart shall have the force and effect of an original. The parties represent and warrant that they are authorized and entitled to sign this Agreement and that no other person or entity has any interest in the matters released in this Agreement and that the parties own and have not sold, pledged, assigned or transferred to any person or entity all or any portion of the matters or claims released in this Agreement and that the parties will indemnify and hold harmless each other from any such claim that may be asserted against the other by any other person or entity. The person signing this agreement on behalf of the Company is authorized to do so.

g. TO RECEIVE THE PROMISES AND BENEFITS UNDER THIS AGREEMENT, EMPLOYEE MUST ACCEPT THIS AGREEMENT BY SIGNING AND RETURNING THIS AGREEMENT VIA EMAIL TO AMBER HUERTA AT AMBER.HUERTA@IDWMH.COM (OR IF BEING SENT BY EMPLOYEE’S COUNSEL, TO THE COMPANY’S COUNSEL AT DOV.SCHWELL@SWALEGAL.COM) ON OR BEFORE JUNE 25, 2023 (AND NOT THEREAFTER REVOKE EMPLOYEE’S ACCEPTANCE). EMPLOYEE HEREBY ACKNOWLEDGES THAT EMPLOYEE HAS BEEN GIVEN AT LEAST FORTY-FIVE (45) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE UNDERSTANDS THAT EMPLOYEE MAY VOLUNTARILY WAIVE SOME OR ALL OF THE FORTY-FIVE (45) DAY PERIOD. EMPLOYEE FURTHER ACKNOWLEDGES THAT, IN THE EVENT THAT EMPLOYEE EXECUTES AND RETURNS THIS AGREEMENT PRIOR TO THE END OF THE FORTY-FIVE (45) DAY PERIOD, EMPLOYEE’S DECISION TO DO SO WILL NOT HAVE BEEN INDUCED BY A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE FORTY-FIVE (45) DAY PERIOD.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE WAS PROVIDED AT LEAST FORTY-FIVE (45) DAYS TO REVIEW THE INFORMATION ATTACHED HERETO AS EXHIBIT A, WHICH IS PROVIDED AS REQUIRED BY THE ADEA AND IS MADE A PART OF THIS AGREEMENT.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE’S SIGNING THIS AGREEMENT IS COMPLETELY KNOWING AND VOLUNTARY.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT BY DELIVERING A WRITTEN STATEMENT OF REVOCATION WITHIN THAT SEVEN (7) DAY PERIOD VIA EMAIL TO AMBER HUERTA AT AMBER.HUERTA@IDWMH.COM (OR IF BEING SENT BY EMPLOYEE’S COUNSEL, TO THE COMPANY’S COUNSEL AT DOV.SCHWELL@SWALEGAL.COM). THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL THE EIGHTH (8TH) DAY FOLLOWING EMPLOYEE’S EXECUTION THEREOF (THE “EFFECTIVE DATE”). IN THE EVENT EMPLOYEE REVOKES THIS AGREEMENT ON OR BEFORE THE EXPIRATION OF THE SEVEN (7) DAY PERIOD, THE COMPANY SHALL NOT BE OBLIGATED TO PROVIDE THE CONSIDERATION SET FORTH IN THIS AGREEMENT AND THIS AGREEMENT SHALL BE OF NO FURTHER FORCE OR EFFECT.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT.

The Parties knowingly and voluntarily sign this Agreement as of the date(s) set forth below:

IDW Media Holdings, Inc.

		By:	/s/ Davidi Jonas
By:	/s/ Allan Grafman	Print Name:	Davidi Jonas
	Allan Grafman	Print Title:	CEO

Date:	5/10/2023	Date:	5/10/2023